EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Scoop Media, Inc. for the quarter ending February 29, 2012, I, Awais Khan, President, Chief Executive Officer and Director of Scoop Media, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending February 29, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such quarterly report of Form 10-Q for the quarter ending February 29, 2012, fairly represents in all material respects, the financial condition and results of operations of Scoop Media, Inc.

Date: April 16, 2012

SCOOP MEDIA, INC.

/s/ Awais Khan
Awais Khan Chief Executive Officer, Chief Financial Officer, President and Director (principal executive officer and principal financial officer)